Exhibit 99.1

202 West Colorado • P.O. Box B La Grange, Texas 78945 News Release For Information Contact: Tom Adams, 979.968.7261

Texas United Bancshares, Inc. Announces
Fourth Quarter 2003 Earnings

For immediate release: January 30, 2004

     LA GRANGE — Texas United Bancshares, Inc. (Nasdaq: TXUI) today reported fourth quarter 2003 net income of $1.2 million or $0.29 per diluted share, compared with net income of $928,000 or $0.22 per diluted share for the fourth quarter of 2002. For the three months ended December 31, 2003, annualized return on average equity was 12.9%.

     For the 2003 fiscal year, net income was $5.2 million or $1.26 per diluted share, up from $4.3 million or $1.07 per diluted share in the 2002 fiscal year. The return on average equity was 14.1% for the 2003 fiscal year.

     Earnings per share information has been adjusted for the three-for-two stock split that occurred on October 15, 2003.

     Other financial results for the fourth quarter of 2003 included net interest income of $6.8 million before provision for loan losses, up 7.9% compared with $6.3 million in the fourth quarter of 2002. For the 2003 fiscal year, net interest income before provision for loan losses was $27.1 million, up 23.2% compared with $22.0 million for the 2002 fiscal year. The net interest margin for the fourth quarter of 2003 was 4.75% compared with 5.06% for the same period in 2002. Average total loans, including loans held for sale, for the fourth quarter of 2003 were up $3.4 million, a 0.91% increase compared with the fourth quarter of 2002. Average deposits for the fourth quarter of 2003 were up $61.7 million, a 13.9% increase compared with the same period in 2002.

     Non-performing assets totaled $2.3 million or 0.59% of loans and other real estate at December 31, 2003 compared to $2.0 million or 0.52% at December 31, 2002. For the 2003 fiscal year, net charge-offs were $2.3 million or 0.61% of average total loans, compared to $1.1 million or 0.34% for the 2002 fiscal year. The allowance for loan losses totaled $3.9 million and represents 1.01% of total loans at December 31, 2003 compared to 0.86% of total loans at December 31, 2002. The provision for loan losses was $800,000 in the fourth quarter 2003, compared to $550,000 for the same quarter in 2002.

     Non-interest income was $3.1 million in the fourth quarter of 2003, compared to $3.7 million for the same period in 2002. The decrease is attributed to minimal net servicing fees and net gains on securities transactions recognized in the fourth quarter of 2003 compared with the same period in 2002. For the 2003 fiscal year, non-interest income was $13.2 million, compared with $11.7 million for the same period in 2002.

     Non-interest expenses for the fourth quarter of 2003 were $7.7 million, compared to $8.2 million for the same period in 2002. For the 2003 fiscal year, non-interest expense was $30.3 million, compared to $25.9 million for the same period in 2002.

     Income tax expense in the fourth quarter of 2003 has been reduced by approximately $164,000 to reflect the tax effect of corrections of basis differences related to fixed assets acquired during 2002 in the First Federal acquisition.

     As of December 31, 2003, the Company had total assets of $637.3 million and total deposits of $501.6 million. Equity capital of $38.0 million represented 6.0% of total assets.

     On December 19, 2003, the Company’s subsidiary trust, TXUI Statutory Trust II, issued $5.0 million in fixed/floating rate trust preferred securities. The Trust used all of the proceeds from the sale of the trust preferred securities to purchase Fixed/Floating Rate Junior Subordinated Deferrable Interest Debentures of the Company (the “Debentures”). The Debentures bear interest at a fixed rate per annum of 6.45%, payable quarterly, through January 2009, and thereafter at a variable rate. The Debentures mature in 2033 and may be redeemed by the Company, in whole or in part, earlier in certain circumstances. The $5.0 million trust preferred securities qualified to be included in the fourth quarter Tier 1 capital ratios.

     Texas United Bancshares, Inc. is a registered financial holding company that is listed on the Nasdaq National Market under the ticker symbol “TXUI.” State Bank, a wholly owned subsidiary of Texas United Bancshares, Inc., conducts a complete range of banking services in the greater central and south central Texas area. Headquartered in La Grange, State Bank operates 18 full-service banking centers located in the Texas counties of Fayette, Lee, Waller, Atascosa, Comal, Harris, Williamson, Travis, Colorado, Gonzales, and Brazos.

Except for historical information, certain of the matters discussed in this news release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, including, but not limited to, the following: general business and economic conditions in the markets Texas United serves may be less favorable than expected which could decrease the demand for loan, deposit and other financial services and increase loan delinquencies and defaults; changes in the interest rate environment which could reduce Texas United’s net interest margin; acquisition integration may be more difficult than anticipated; legislative or regulatory developments including changes in laws concerning taxes, banking, securities, insurance and other aspects of the financial securities industry; competitive factors may increase, including product and pricing pressures among financial services organizations; and changes in accounting principles, policies or guidelines. All written or oral forward-looking statements are expressly qualified in their entirety by these cautionary statements. Please also read the additional risks and factors described from time to time in the company’s reports and registration statements filed with the Securities and Exchange Commission.

Copies of the Company’s filings are available on its website www.statebanktx.com under the caption investor relations.

Texas United Bancshares, Inc.
CONSOLIDATED FINANCIAL SUMMARY (UNAUDITED)
(In thousands, except per share data)

	2003				2002

	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr

CONDENSED INCOME STATEMENTS
Net interest income	$6,815	$7,035	$6,793	$6,498	$6,323
Provision for possible loan losses	800	800	500	800	550
Non-interest income
Service charges on deposit accounts	1,737	1,718	1,689	1,609	1,693
Net servicing fees	76	1,401	132	18	353
Net gains on securities transactions	3	376	684	231	508
Other	1,251	654	884	721	1,193

Total non-interest income	3,067	4,149	3,389	2,579	3,747
Non-interest expense
Employee compensation and benefits	4,375	4,509	4,349	3,456	3,995
Occupancy	1,142	1,214	1,144	1,121	1,179
Other	2,210	2,465	2,166	2,139	3,024

Total non-interest expense	7,727	8,188	7,659	6,716	8,198

Income before provision for taxes	1,355	2,196	2,023	1,561	1,322
Income taxes	166	667	631	430	394

Net income	$1,189	$1,529	$1,392	$1,131	$928

PER SHARE DATA
Net income — basic	$0.30	$0.38	$0.35	$0.29	$0.23
Net income — diluted	0.29	0.37	0.34	0.27	0.22
Cash dividends	0.07	0.07	0.07	0.07	0.07
Book value	9.49	9.11	9.67	9.28	8.94
Period-end common shares outstanding	4,002	3,995	3,995	3,968	3,960
Weighted-average shares — basic	4,000	3,995	3,978	3,965	3,956
Weighted-average shares — diluted	4,154	4,163	4,139	4,120	4,125
(Per share data has been adjusted for the three-for-two stock split effective October 15, 2003)
SELECTED ANNUALIZED RATIOS
Return on average assets	0.75%	0.97%	0.93%	0.79%	0.65%
Return on average equity	12.86	16.70	14.38	12.70	10.65
Net interest margin	4.75	4.91	5.16	5.18	5.06

Texas United Bancshares, Inc.
CONSOLIDATED FINANCIAL SUMMARY (UNAUDITED)
(Dollars in thousands)

	2003				2002

	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr

BALANCE SHEET SUMMARY
Average Balance:
Loans (including loans held for sale)	$376,623	$384,748	$367,909	$378,671	$373,238
Earning assets	568,074	568,068	527,609	509,197	495,763
Total assets	632,285	631,398	601,609	581,287	567,099
Total deposits	505,431	501,208	476,178	456,016	443,714
Shareholders’ equity	36,970	36,621	38,728	36,128	34,866
Period-End Balance:
Net loans (including loans held for sale)	$380,438	$369,542	$365,930	$354,269	$383,019
Earning assets	568,878	560,158	543,863	521,431	518,455
Goodwill and intangible assets	13,940	14,259	12,896	12,798	12,821
Total assets	637,319	630,142	614,374	591,661	587,062
Total deposits	501,631	503,706	495,614	474,599	452,919
Shareholders’ equity	37,987	36,396	38,647	36,821	35,418
ASSET QUALITY
Allowance for loan losses	$3,893	$3,896	$3,584	$3,593	$3,296
As a percentage of period-end loans	1.01%	1.04%	0.97%	1.00%	0.86%
Net charge-offs:	$803	$488	$509	$503	$617
As a percentage of average loans (annualized)	0.85%	0.51%	0.55%	0.54%	0.66%
Non-performing assets:
Past due and non-accrual loans	$1,988	$1,373	$1,445	$1,633	$1,669
Other real estate	273	449	369	375	356

Total	$2,261	$1,822	$1,814	$2,008	$2,025
As a percentage of:
Total assets	0.35%	0.29%	0.30%	0.34%	0.34%
Total loans plus other real estate	0.59	0.49	0.49	0.56	0.53
CONSOLIDATED CAPITAL RATIOS
Tier 1 risk-based capital ratio	9.54%	8.09%	8.35%	8.32%	7.97%
Total risk-based capital ratio	10.47	9.01	9.26	9.27	8.83
Tier 1 leverage ratio	6.46	5.47	5.56	5.52	5.49

Texas United Bancshares, Inc.
CONSOLIDATED FINANCIAL SUMMARY (UNAUDITED)
(In thousands, except per share data)

	Years Ended
	December 31,

	2003	2002

CONDENSED INCOME STATEMENTS
Net interest income	$27,141	$22,033
Provision for loan losses	2,900	1,900
Non-interest income
Service charges on deposit accounts	6,753	5,826
Net servicing fees	1,627	2,359
Net gain on securities transactions	1,294	1,457
Other	3,510	2,029

Total non-interest income	13,184	11,671
Non-interest expense
Employee compensation and benefits	16,689	12,602
Occupancy	4,621	3,365
Other	8,980	9,921

Total non-interest expense	30,290	25,888
Income before provision for income taxes	7,135	5,916
Income taxes	1,894	1,638

Net income	$5,241	$4,278

PER SHARE DATA
Net income — basic	$1.31	$1.12
Net income — diluted	1.26	1.07
Cash dividends	0.28	0.27
Book value	9.49	8.94
Period-end common shares outstanding	4,002	3,960
Weighted-average shares — basic	3,984	3,826
Weighted-average shares — diluted	4,144	3,999
SELECTED ANNUALIZED RATIOS
Return on average assets	0.86%	0.86%
Return on average equity	14.12	13.53
Net interest margin	4.98	5.04

Texas United Bancshares, Inc.
CONSOLIDATED FINANCIAL SUMMARY (UNAUDITED)
(Dollars in thousands)

	Years Ended
	December 31,

	2003	2002

BALANCE SHEET SUMMARY
Average Balance:
Loans (including loans held for sale)	$376,988	$319,452
Earning assets	543,237	436,958
Total assets	611,645	497,538
Total deposits	484,708	409,640
Shareholders’ equity	37,112	31,610
Period-End Balance:
Net loans (including loans held for sale)	$380,438	$383,019
Earning assets	568,878	585,037
Goodwill and intangible assets	13,940	9,944
Total assets	637,319	587,062
Total deposits	501,631	452,919
Shareholders’ equity	37,987	35,418
ASSET QUALITY
Allowance for loan losses	$3,893	$3,296
As a percentage of period-end loans	1.01%	0.86%
Net charge-offs:	$2,303	$1,098
As a percentage of average loans	0.61%	0.34%
Non-performing assets:
Past due and non-accrual loans	$1,988	$1,669
Other real estate	273	356

Total	$2,261	$2,025
As a percentage of:
Total assets	0.35%	0.34%
Total loans plus other real estate	0.59	0.52